Exhibit 10.6

AMENDMENT NO. 6 TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

AMENDMENT NO. 6 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), effective as of June 29, 2015 the “Effective Date”), among TRIMAS CORPORATION, a Delaware corporation (“TriMas Corp.”), the subsidiaries of TriMas Corp. identified as Sellers on Schedule I, as sellers (each, individually, a “Seller” and collectively, together with the New Seller identified below, the “Sellers”), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the “Purchaser”).
W I T N E S S E T H :
WHEREAS, TriMas Corp., the Sellers and the Purchaser are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009, as amended from time to time (the “Agreement;” capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement); and
WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:
1.    Amendments. Effective as of the Effective Date, Schedule I of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto, and each of Cequent Consumer Products, Inc. and Cequent Performance Products, Inc. (each of the foregoing, a “Withdrawing Seller”) shall cease to be a “Seller” under the Agreement.
2.    Representations and Warranties. In order to induce the Purchaser to enter into this Amendment and the Administrative Agent and LC Issuer to consent to the terms hereof, each of the Sellers (other than the Withdrawing Sellers) hereby represents and warrants to the Purchaser, the Administrative Agent and LC Issuer as of the Effective Date, as follows:
(a)    Legal Existence and Power. Such Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where the failure to have such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)    Entity and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of this Amendment are within such Seller’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of such Seller (except those created by the Agreement and the Receivables Transfer Agreement).
(c)    Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).
(d)    Solvency. Such Seller is not insolvent, does not have unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets. TriMas Corp. is, and TriMas Corp. and its Subsidiaries are, on a consolidated basis, solvent.
(e)    Consents, Licenses, Approvals, Etc. No consents, including, without limitation, consents under loan agreements and indentures to which any Seller or its Affiliates are parties, licenses or approvals are required in connection with the execution, delivery and performance by such Seller of this Amendment, or the validity and enforceability against such Seller of this Amendment except such consents, licenses and approvals as have already been obtained and that remain in full force and effect on the date hereof.

(f)    No Litigation. There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Official Body that could reasonably be expected to have a Material Adverse Effect.
3.    Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:
(a)    The Administrative Agent shall have received: (i) counterparts of this Amendment, duly executed by each of the parties hereto and consented to by the Administrative Agent and the LC Issuer, and (ii) payment of its legal fees incurred in connection with the Agreement and this Amendment;
(b)    Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold; and
(c)    The parties to the Receivables Transfer Agreement shall have entered into Amendment No. 6 thereto.
4.    Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of the Purchaser to bring any other action or proceeding against any of the Sellers or its property in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail with a .PDF or other image of a signed counterpart attached shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and will be binding upon the parties hereto and their respective successors, transferees and permitted assigns. The RTA Purchasers, the LC Issuer and the Administrative Agent are each intended by the parties hereto to be third-party beneficiaries of this Amendment.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. Schedule I referred to herein shall constitute a part of this Amendment and is incorporated into this Amendment for all purposes.
4.6.    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.

IN WITNESS WHEREOF, TriMas Corp., the Purchaser and the Sellers each have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TRIMAS CORPORATION

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski Title: Chief Financial Officer

As Sellers:

ARROW ENGINE COMPANY, A DELAWARE CORPORATION,
LAMONS GASKET COMPANY, A DELAWARE CORPORATION,
MONOGRAM AEROSPACE FASTENERS, INC., A DELAWARE CORPORATION,
NORRIS CYLINDER COMPANY, A DELAWARE CORPORATION,
RIEKE CORPORATION, AN INDIANA CORPORATION,
ARMINAK & ASSOCIATES, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
INNOVATIVE MOLDING, A CALIFORNIA CORPORATION,
MARTINIC ENGINEERING, INC., A CALFORNIA CORPORATION, AND
ALLFAST FASTENING SYSTEMS, LLC, A CALIFORNIA LIMITED LIMITED LIABILITY COMPANY

By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin Title: Vice President and Secretary

CEQUENT PERFORMANCE PRODUCTS, INC., A DELAWARE CORPORATION, CEQUENT CONSUMER PRODUCTS, INC., AN OHIO CORPORATION

By:	/s/ Jay Goldbaum
Name: Jay Goldbaum Title: Vice President and Secretary

As the Purchaser:

TSPC, INC.

By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin Title: Vice President and Secretary

Acknowledged, consented to and agreed as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Issuer and as Administrative Agent

By:	/s/ Ryan Tozier
Name: Ryan Tozier Title: Vice President

EXHIBIT A
SCHEDULE I
TO RECEIVABLES PURCHASE AGREEMENT

List of Sellers

Corporate Name	Address of Chief Executive Office	County
Allfast Fastening Systems, LLC	15200 Don Julian Road, City of Industry, CA 91745	Los Angeles
Arrow Engine Company	2301 E. Independence, Tulsa, OK 74110	Tulsa
Lamons Gasket Company	7300 Airport Boulevard, Houston, TX 77061	Fort Bend
Monogram Aerospace Fasteners, Inc.	3423 S. Garfield Ave., City of Commerce, CA 90040	Los Angeles
Norris Cylinder Company	1535 FM 1845 S., P.O. Box 7486, Longview, TX 75603	Gregg
Rieke Corporation	500 W. Seventh St., Auburn, IN 46706	De Kalb
Arminak & Associates, LLC	1350 Mountain View Circle, Azusa, CA 91702	Los Angeles
Innovative Molding	1200 Valley House Drive, #100, Rohnert Park, CA 94928	Sonoma
Martinic Engineering, Inc.	10932 Chestnut Ave, Stanton, CA 90680	Orange

CHDS01 959420v2

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